Exhibit-99.1

Lennox International Reports Third Quarter Results

•	Global supply chain and Covid-19 disruptions to production and labor force negatively impacted third-quarter revenue by approximately $75 million and operating profit by approximately $25 million

•	Demand strong, but production constraints limited growth; revenue up slightly to third-quarter record $1.06 billion

•	GAAP EPS from continuing operations relatively flat at $3.41

•	Adjusted EPS from continuing operations down 4% to $3.40, including approximately $0.55 of negative impact from global supply chain and Covid-19 disruptions

•	Repurchased $200 million of stock in the quarter

•	Narrowing 2021 guidance for revenue growth from 12-16% to 13-15%

•	Narrowing 2021 guidance for GAAP EPS from continuing operations from $11.97-$12.57 to $11.97-$12.17

•	Narrowing 2021 guidance for adjusted EPS from continuing operations from $12.10-$12.70 to $12.10-$12.30

DALLAS, October 25, 2021 – Lennox International Inc. (NYSE: LII), a global leader in energy-efficient climate-control solutions, today reported financial results for the third quarter of 2021. All comparisons are to the prior-year period.

Lennox International reported record third-quarter revenue of $1.06 billion, up slightly from the prior-year quarter. Foreign exchange was neutral. GAAP operating income was $163 million, down 3%. GAAP earnings per share from continuing operations was $3.41 compared to $3.42 in the prior-year quarter.

Total segment profit was $165 million, down 7%, and total segment margin was 15.5%, down 120 basis points. Adjusted earnings per share from continuing operations was $3.40, down 4%.

“Demand remained strong across all our end markets in the third quarter, but global supply chain and Covid-19 disruptions to production and our labor force materially impacted financial performance,” said Chairman and CEO Todd Bluedorn. “The company had negative impact of approximately $75 million to revenue and $25 million to operating profit from these constraints in the third quarter, and we currently expect a similar level in the fourth quarter.

“For our Residential business in the third quarter, revenue was down 2%. Residential profit was down 6%, and segment margin was down 90 basis points to 20.3%. Our Commercial business was hit especially hard by Covid-19 in its Arkansas factory in the quarter, on top of supply chain disruptions. Segment margin was down 800 basis points to 10.7%. Commercial profit declined 42% on 2% revenue growth. In Refrigeration, revenue was up 10%, led by more than 20% growth in North America. Europe revenue was down. Refrigeration profit rose 12% as segment margin expanded 20 basis points to 10.6%.

“Looking ahead for the company overall, demand remains strong. But global supply chain bottlenecks and shortages are not expected to be resolved soon, and Covid-19 adds more complexity to labor and production disruptions. We are narrowing our 2021 guidance and now expect revenue growth of 13-15% and adjusted EPS from continuing operations of $12.10-$12.30 for the full year.”

FINANCIAL HIGHLIGHTS

Revenue: Revenue was a third-quarter record $1.06 billion, up slightly. Volume was down, and price was up. Mix and foreign exchange were neutral to revenue.

Gross Profit: Gross profit was $295 million, down 9%. Gross margin was 27.9%, down 270 basis points. Gross profit was negatively impacted by lower volume due to global supply chain and Covid-19 disruptions to production, factory inefficiencies, unfavorable mix, and higher material, freight, distribution, tariffs, warranty and other product costs. Favorable price was a partial offset.

Income from Continuing Operations: On a GAAP basis, income from continuing operations for the third quarter was $126.3 million, or $3.41 per share, compared to $131.7 million, or $3.42 per share, in the prior-year quarter.

Adjusted income from continuing operations in the third quarter was $125.8 million, or $3.40 per share, compared to $136.1 million, or $3.53 per share, in the prior-year quarter. Adjusted income from continuing operations for the third quarter of 2021 excludes a net after-tax benefit of $0.5 million, consisting of: a benefit of $2.7 million for excess tax benefits from share-based compensation, a net charge of $2.4 million for items excluded from segment profit, and net benefit of $0.2 million for other items.

Cash from Operations, Free Cash Flow and Total Debt: Net cash from operations in the third quarter was $222 million compared to $440 million in the prior-year quarter. Capital expenditures were $23 million in the third quarter compared to approximately $12 million in the prior-year quarter. Free cash flow was $199 million compared to $428 million in the third quarter a year ago. Total debt at the end of the third quarter was $1.28 billion. Total cash, cash equivalents and short-term investments were $44 million at the end of the quarter. The company paid $34 million in dividends in the third quarter and repurchased $200 million of stock.

BUSINESS SEGMENT HIGHLIGHTS

Residential Heating & Cooling

Revenue in the Residential Heating & Cooling business segment was $711 million, down 2%. Foreign exchange was neutral to revenue. Segment profit was $144 million, down 6%, and segment margin was 20.3%, down 90 basis points. Residential results were primarily impacted by lower volume due to global supply chain and Covid-19 disruptions to production, factory inefficiencies, unfavorable mix, higher material, freight, distribution, tariffs and other product costs. Partial offsets included favorable price and lower SG&A expenses.

Commercial Heating & Cooling

Revenue in the Commercial Heating & Cooling business segment was up 2% to $212 million. Foreign exchange was neutral to revenue. Segment profit was $23 million, down 42%, and segment margin was 10.7%, down 800 basis points. Commercial results were primarily impacted by lower volume due to global supply chain and Covid-19 disruptions to production, factory inefficiencies, higher material, freight, distribution, tariffs and other product costs. Partial offsets included favorable price and mix.

Refrigeration

Revenue in the Refrigeration business segment was up 10% to $137 million. Foreign exchange was neutral to revenue. Segment profit rose 12% to $15 million. Segment margin expanded 20 basis points to 10.6%. Global supply chain and Covid-19 disruptions to production constrained revenue and profit growth. Refrigeration results were negatively impacted by factory inefficiencies and higher material, freight and SG&A costs. Results were positively impacted by higher volume and favorable price.

FULL-YEAR GUIDANCE

•	Narrowing 2021 guidance for revenue growth from 12-16% to 13-15%; foreign exchange is still expected to be 1% favorable to revenue growth for the full year.

•	Narrowing 2021 guidance for GAAP EPS from continuing operations from $11.97-$12.57 to $11.97-$12.17.

•	Narrowing 2021 guidance for adjusted EPS from continuing operations from $12.10-$12.70 to $12.10-$12.30.

•	Updating 2021 corporate expense guidance from approximately $100 million to $95 million.

•	Reiterating 2021 effective tax rate guidance of approximately 20% on an adjusted basis for the full year.

•	Reiterating 2021 capital expenditures guidance of approximately $135 million.

•	Reiterating 2021 free cash flow guidance of approximately $400 million.

CONFERENCE CALL INFORMATION

A conference call to discuss the company’s third-quarter results and outlook will be held this morning at 8:30 a.m. Central time. To listen, call the conference call line at 844-291-6362 (U.S.) or 234-720-6995 (international) at least 10 minutes prior to the scheduled start time and use participant code 2176247. The conference call also will be webcast on Lennox International’s web site at www.lennoxinternational.com. A replay will be available from approximately 11:00 a.m. Central time on October 25 through November 8, 2021 by dialing 866-207-1041 (U.S.) or 402-970-0847 (international) and using access code 7923655. The call also will be archived on the company’s website.

ABOUT LENNOX INTERNATIONAL

Lennox International Inc. is a global leader in energy-efficient climate-control solutions. Dedicated to sustainability and creating comfortable and healthier environments for our residential and commercial customers while reducing their carbon footprint, we lead the field in innovation with our air conditioning, heating, indoor air quality, and refrigeration systems. Lennox International stock is listed on the New York Stock Exchange and traded under the symbol “LII”. Additional information on Lennox International is available at www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

FORWARD-LOOKING STATEMENTS

The statements in this news release that are not historical statements, including statements regarding the 2021 full-year outlook and expected consolidated and segment financial results for 2021, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include risks that the North American unitary HVAC and refrigeration markets perform worse than current assumptions. Additional risks include, but are not limited to: the impact of higher raw material prices, availability and timely delivery of raw materials and other components, the impact of new or increased trade tariffs, LII’s ability to implement price increases for its products and services, economic conditions in our markets, regulatory changes, the impact of unfavorable weather, a decline in new construction activity and related demand for products and services, and any resurgence of the COVID-19 pandemic and its economic impact on the company and its employees and customers. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

(Amounts in millions, except per share data)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2021	2020	2021	2020

Net sales	$1,059.9	$1,055.0	$3,229.3	$2,720.1
Cost of goods sold	764.7	731.7	2,294.5	1,955.3

Gross profit	295.2	323.3	934.8	764.8
Operating Expenses:
Selling, general and administrative expenses	134.2	151.8	447.4	412.7
Losses (gains) and other expenses, net	2.1	3.4	4.7	5.6
Restructuring charges	0.3	0.1	1.6	10.6
Loss from natural disasters, net of insurance recoveries	—	4.9	—	7.6
Income from equity method investments	(4.1)	(4.0)	(11.6)	(11.2)

Operating income	162.7	167.1	492.7	339.5
Pension settlements	0.3	0.3	1.1	0.3
Interest expense, net	6.5	6.5	18.8	22.2
Other expense (income), net	1.1	1.1	2.9	3.3

Income from continuing operations before income taxes	154.8	159.2	469.9	313.7
Provision for income taxes	28.5	27.5	89.4	68.8

Income from continuing operations	126.3	131.7	380.5	244.9
Discontinued Operations:
Loss from discontinued operations before income taxes	—	—	(0.1)	(0.9)
Income tax benefit	—	—	—	(0.6)

Loss from discontinued operations	—	—	(0.1)	(0.3)

Net income	$126.3	$131.7	$380.4	$244.6

Earnings per share – Basic:
Income from continuing operations	$3.43	$3.44	$10.17	$6.39
Loss from discontinued operations	—	—	—	(0.01)

Net income	$3.43	$3.44	$10.17	$6.38

Earnings per share – Diluted:
Income from continuing operations	$3.41	$3.42	$10.10	$6.35
Loss from discontinued operations	—	—	—	(0.01)

Net income	$3.41	$3.42	$10.10	$6.34

Weighted Average Number of Shares Outstanding - Basic	36.8	38.3	37.4	38.3
Weighted Average Number of Shares Outstanding - Diluted	37.0	38.6	37.7	38.6

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Segment Net Sales and Profit (Loss)

(Unaudited)

(Amounts in millions)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2021	2020	2021	2020

Net Sales
Residential Heating & Cooling	$711.0	$722.0	$2,155.3	$1,808.8
Commercial Heating & Cooling	211.5	207.9	663.4	574.6
Refrigeration	137.4	125.1	410.6	336.7

	$1,059.9	$1,055.0	$3,229.3	$2,720.1

Segment Profit (Loss) (1)
Residential Heating & Cooling	$144.0	$153.0	$430.1	$312.8
Commercial Heating & Cooling	22.6	38.8	95.3	93.1
Refrigeration	14.5	13.0	35.8	22.6
Corporate and other	(16.3)	(28.3)	(59.2)	(61.3)

Total segment profit	164.8	176.5	502.0	367.2
Reconciliation to Operating Income:
Special product quality adjustments	(1.1)	—	(1.0)	(1.0)
Loss from natural disasters, net of insurance recoveries	—	4.9	—	7.6
Items in Losses (gains) and other expenses, net which are excluded from segment profit (loss) (1)	2.9	4.4	8.7	10.5
Restructuring charges	0.3	0.1	1.6	10.6

Operating income	$162.7	$167.1	$492.7	$339.5

(1)	We define segment profit (loss) as a segment’s operating income included in the accompanying Consolidated Statements of Operations, excluding:

•	The following items in Losses (gains) and other expenses, net:

•	Net change in unrealized losses (gains) on unsettled futures contracts,

•	Special legal contingency charges,

•	Asbestos-related litigation,

•	Environmental liabilities,

•	Charges incurred related to COVID-19 pandemic; and

•	Other items, net,

•	Special product quality adjustments

•	Loss from natural disasters, net of insurance recoveries; and

•	Restructuring charges.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in millions, except shares and par values)	As of September 30, 2021	As of December 31, 2020

	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$39.4	$123.9
Short-term investments	4.9	5.1
Accounts and notes receivable, net of allowances of $10.6 and $9.6 in 2021 and 2020, respectively	580.6	448.3
Inventories, net	461.0	439.4
Other assets	99.0	70.9

Total current assets	1,184.9	1,087.6
Property, plant and equipment, net of accumulated depreciation of $918.2 and $880.6 in 2021 and 2020, respectively	480.3	464.3
Right-of-use assets from operating leases	177.1	194.4
Goodwill	186.7	186.9
Deferred income taxes	10.3	13.2
Other assets, net	84.2	86.1

Total assets	$2,123.5	$2,032.5

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Current maturities of long-term debt	$300.6	$9.9
Current operating lease liabilities	54.2	55.0
Accounts payable	401.6	340.3
Accrued expenses	344.0	296.1

Total current liabilities	1,100.4	701.3
Long-term debt	977.6	970.7
Long-term operating lease liabilities	126.2	142.8
Pensions	99.3	92.5
Other liabilities	154.8	142.3

Total liabilities	2,458.3	2,049.6
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	1,127.5	1,113.2
Retained earnings	2,669.1	2,385.8
Accumulated other comprehensive loss	(101.4)	(97.2)
Treasury stock, at cost, 50,581,517 shares and 48,820,969 shares for 2021 and 2020, respectively	(4,030.9)	(3,419.8)

Total stockholders’ deficit	(334.8)	(17.1)

Total liabilities and stockholders’ deficit	$2,123.5	$2,032.5

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in millions)	For the Nine Months Ended September 30,

	2021	2020

Cash flows from operating activities:
Net income	$380.4	$244.6
Adjustments to reconcile net income to net cash provided by operating activities:
Income from equity method investments	(11.6)	(11.2)
Dividends from affiliates	9.1	9.3
Restructuring charges, net of cash paid	1.1	3.5
Provision for credit losses	4.3	5.0
Unrealized losses on derivative contracts	(0.2)	0.5
Stock-based compensation expense	16.8	18.4
Depreciation and amortization	53.3	55.4
Deferred income taxes	(2.2)	5.6
Pension expense	8.4	7.7
Pension contributions	(1.1)	(2.8)
Other items, net	0.1	2.0
Changes in assets and liabilities:
Accounts and notes receivable	(139.5)	(69.3)
Inventories	(21.1)	137.6
Other current assets	(13.1)	2.0
Accounts payable	65.0	(2.4)
Accrued expenses	49.4	29.6
Income taxes payable / (receivable), net	(10.3)	6.8
Other, net	7.5	3.9

Net cash provided by operating activities	396.3	446.2
Cash flows from investing activities:
Proceeds from the disposal of property, plant and equipment	0.7	0.7
Purchases of property, plant and equipment	(68.5)	(55.9)
Proceeds from (purchases of) short-term investments	0.2	(1.3)

Net cash used in investing activities	(67.6)	(56.5)
Cash flows from financing activities:
Short-term debt payments	—	(4.6)
Short-term debt borrowings	—	4.6
Asset securitization borrowings	504.0	91.0
Asset securitization payments	(214.0)	(376.0)
Long-term debt borrowings	—	600.0
Long-term debt payments	(3.0)	(5.4)
Borrowings from credit facility	1,021.4	1,509.5
Payments on credit facility	(1,012.5)	(1,980.5)
Payments of deferred financing costs	—	(7.1)
Proceeds from employee stock purchases	2.5	2.2
Repurchases of common stock	(600.0)	(100.0)
Repurchases of common stock to satisfy employee withholding tax obligations	(16.1)	(10.1)
Cash dividends paid	(92.8)	(88.6)

Net cash used in financing activities	(410.5)	(365.0)

(Decrease) increase in cash and cash equivalents	(81.8)	24.7
Effect of exchange rates on cash and cash equivalents	(2.7)	(7.0)
Cash and cash equivalents, beginning of period	123.9	37.3

Cash and cash equivalents, end of period	$39.4	$55.0

Supplemental disclosures of cash flow information:
Interest paid	$17.7	$19.0

Income taxes paid (net of refunds)	$101.6	$55.1

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures

(Unaudited, in millions, except per share and ratio data)

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements and segment net sales and profit presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. In addition to these non-GAAP measures, the Company also provides rates of revenue change at constant currency on a consolidated and segment basis if different than the reported measures. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and operating performance.

Reconciliation of Income from Continuing Operations, a GAAP measure, to Adjusted Income from Continuing Operations, a Non-GAAP measure

	For the Three Months Ended September 30,
	(Unaudited)
	2021			2020

	Pre-Tax	Tax Impact (d)	After Tax	Pre-Tax	Tax Impact (d)	After Tax

Income from continuing operations, a GAAP measure	$154.8	$(28.5)	$126.3	$159.2	$(27.5)	$131.7
Restructuring charges	0.3	(0.1)	0.2	0.1	—	0.1
Pension settlements	0.3	(0.1)	0.2	0.3	(0.1)	0.2
Special product quality adjustments (b)	(1.1)	0.2	(0.9)	—	—	—
Items in Losses (gains) and other expenses, net which are excluded from segment profit (loss) (a)	2.9	(0.5)	2.4	4.4	(1.2)	3.2
Excess tax benefits from share-based compensation (c)	—	(2.7)	(2.7)	—	(2.8)	(2.8)
Other tax items, net (c)	—	0.3	0.3	—	0.1	0.1
Loss from natural disasters, net of insurance recoveries (e)	—	—	—	4.9	(1.3)	3.6

Adjusted income from continuing operations, a non-GAAP measure	$157.2	$(31.4)	$125.8	$168.9	$(32.8)	$136.1

Earnings per share from continuing operations - diluted, a GAAP measure			$3.41			$3.42
Restructuring charges			0.01			—
Pension settlements			0.01			0.01
Special product quality adjustments (b)			(0.02)			—
Items in Losses (gains) and other expenses, net which are excluded from segment profit (loss) (a)			0.06			0.08
Excess tax benefits from share-based compensation (c)			(0.08)			(0.07)
Other tax items, net (c)			0.01			—
Loss from natural disasters, net of insurance recoveries (e)			—			0.09

Adjusted earnings per share from continuing operations - diluted, a non-GAAP measure			$3.40			$3.53

(a)	Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations
(b)	Recorded in Cost of goods sold in the Consolidated Statements of Operations
(c)	Recorded in Provision for income taxes in the Consolidated Statements of Operations
(d)	Tax impact based on the applicable tax rate relevant to the location and nature of the adjustment.
(e)	Recorded in Loss from natural disasters, net of insurance recoveries in the Consolidated Statement of Operations.

	For the Nine Months Ended September 30,
	(Unaudited)

	2021			2020
	Pre-Tax	Tax Impact (d)	After Tax	Pre-Tax	Tax Impact (d)	After Tax

Income from continuing operations, a GAAP measure	$469.9	$(89.4)	$380.5	$313.7	$(68.8)	$244.9
Restructuring charges	1.6	(0.3)	1.3	10.6	(2.4)	8.2
Pension settlements	1.1	(0.2)	0.9	0.3	(0.1)	0.2
Special product quality adjustments (b)	(1.0)	0.2	(0.8)	(1.0)	0.2	(0.8)
Items in Losses (gains) and other expenses, net which are excluded from segment profit (loss) (a)	8.7	(1.7)	7.0	10.5	(2.4)	8.1
Excess tax benefits from share-based compensation (c)	—	(6.4)	(6.4)		(2.8)	(2.8)
Other tax items, net (c)	—	2.3	2.3	—	8.2	8.2
Loss from natural disasters, net of insurance recoveries (e)	—	—	—	7.6	(1.9)	5.7

Adjusted income from continuing operations, a non-GAAP measure	$480.3	$(95.5)	$384.8	$341.7	$(70.0)	$271.7

Earnings per share from continuing operations - diluted, a GAAP measure			$10.10			$6.35
Restructuring charges			0.03			0.21
Pension settlements			0.02			0.01
Special product quality adjustments (b)			(0.02)			(0.02)
Items in Losses (gains) and other expenses, net which are excluded from segment profit (loss) (a)			0.20			0.21
Excess tax benefits from share-based compensation (c)			(0.17)			(0.07)
Other tax items, net (c)			0.06			0.21
Loss from natural disasters, net of insurance recoveries (e)			—			0.15
Change in share counts from share-based compensation (f)			0.01			—

Adjusted earnings per share from continuing operations - diluted, a non-GAAP measure			$10.23			$7.05

(a)	Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations
(b)	Recorded in Cost of goods sold in the Consolidated Statements of Operations
(c)	Recorded in Provision for income taxes in the Consolidated Statements of Operations
(d)	Tax impact based on the applicable tax rate relevant to the location and nature of the adjustment.
(e)	Recorded in Loss from natural disasters, net of insurance recoveries in the Consolidated Statement of Operations.
(f)

The impact of excess tax benefits from the change in stock-based compensation also impacts the Company’s diluted share counts. The reconciliation of average outstanding diluted shares on a GAAP and non-GAAP basis is included in this document.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2021	2020	2021	2020

	(Unaudited)		(Unaudited)
Components of Losses (gains) and other expenses, net (pre-tax):
Realized (gains) losses on settled future contracts (a)	$(0.2)	$—	$(0.9)	$0.2
Foreign currency exchange gains (a)	—	(0.4)	(1.6)	(3.0)
Gain on disposal of fixed assets (a)	(0.1)	(0.2)	(0.6)	(0.4)
Other operating income (a)	(0.5)	(0.4)	(0.9)	(1.7)
Net change in unrealized losses (gains) on unsettled futures contracts (b)	0.2	(1.4)	0.1	—
Special legal contingency charges (b)	0.1	0.2	1.0	0.9
Asbestos-related litigation (b)	1.8	2.4	4.5	1.9
Environmental liabilities (b)	0.3	0.3	1.8	1.5
Charges incurred related to COVID-19 pandemic (b)	0.8	3.0	1.9	6.4
Other items, net (b)	(0.3)	(0.1)	(0.6)	(0.2)

Losses (gains) and other expenses, net (pre-tax)	$2.1	$3.4	$4.7	$5.6

(a)	Included in both segment profit (loss) and Adjusted income from continuing operations
(b)	Excluded from both segment profit (loss) and Adjusted income from continuing operations

Reconciliation of Estimated Earnings per Share from Continuing Operations - Diluted, a GAAP measure, to Estimated Adjusted Earnings per Share from Continuing Operations - Diluted, a Non-GAAP measure

For the Year Ended December 31, 2021 ESTIMATED
Estimated Earnings per share from continuing operations - diluted, a GAAP measure	$11.97-$12.17
Other non-core EBIT charges and other non-core tax items	(0.13)

Estimated Adjusted Earnings per share from continuing operations - diluted, a Non-GAAP measure	$12.10-$12.30

Reconciliation of Average Shares Outstanding - Diluted, a GAAP measure, to Adjusted Average Shares Outstanding - Diluted, a Non-GAAP measure (shares in millions):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Average shares outstanding - diluted, a GAAP measure	37.0	38.6	37.7	38.6
Impact on diluted shares from excess tax benefits from share-based compensation	—	(0.1)	(0.1)	(0.1)

Adjusted average shares outstanding - diluted, a Non-GAAP measure	37.0	38.5	37.6	38.5

Reconciliation of Net Cash Provided by Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure (dollars in millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$221.8	$439.7	$396.3	$446.2
Purchases of property, plant and equipment	(23.0)	(12.4)	(68.5)	(55.9)
Proceeds from the disposal of property, plant and equipment	0.1	0.4	0.7	0.7

Free cash flow, a Non-GAAP measure	$198.9	$427.7	$328.5	$391.0

Calculation of Debt to EBITDA Ratio (dollars in millions):	Trailing Twelve Months to September 30, 2021
Adjusted EBIT (a)	$641.5
Depreciation and amortization expense (b)	68.3

EBITDA (a + b)	$709.8

Total debt at September 30, 2021 (c)	$1,278.2

Total Debt to EBITDA ratio ((c / (a + b))	1.8

Reconciliation of Income From Continuing Operations Before Income Taxes, a GAAP measure to Adjusted EBIT, a Non-GAAP measure

Trailing Twelve Months to September 30, 2021
Income from continuing operations before income taxes, a GAAP measure	$601.4
Items in Losses (gains) and other expenses, net which are excluded from segment profit	11.5
Special product quality adjustments	1.0
Restructuring charges	1.8
Interest expense, net	24.9
Pension settlements	1.4
Loss from natural disasters, net of insurance recoveries	(4.5)
Other expense (income), net	4.0

Adjusted EBIT per above, a Non-GAAP measure	$641.5